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                                                                    EXHIBIT 23.4
March 7, 1995



Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, California 92121

Re: Alliance Pharmaceutical Corp. (the "Company")
     Registration Statement on Form S-3

Gentlemen:

We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the above-referenced Registration Statement.

Very truly yours,



KNOBBE, MARTENS, OLSON & BEAR